Exhibit 10.8

     Agreement made as of April 14, 1997 between IRENE MINETT ("you"), residing at 12 Huntington Road, Port Washington, New York 11050, and LANCIT MEDIA ENTERTAINMENT, LTD., having an office at 601 West 50th Street, New York, New York 10019 (the "Company").

     1.   EMPLOYMENT

          1.01.The Company hereby employs you, and you accept employment, as Vice President - Marketing. You shall perform such additional services, of a similar nature and degree of responsibility as those of your primary duties, as may from time to time be assigned to you.

          1.02.During the term of this agreement, you will devote substantially all of your working time and attention to the interests of the Company. Your services will be rendered exclusively to the Company during that term, and you will not render any services to others or engage in any other business, directly or indirectly. You will discharge your responsibilities in a diligent and faithful manner, consistent with sound business practices.

          1.03.Your principal place of employment will be at such offices as the Company may provide in or around New York City, or such other place as you and the Company mutually designate. You will travel as reasonably necessary for the performance of your duties.

     2.   TERM

          2.01.The term of this agreement will begin on April 14, 1997 and will continue for a one (1) year period ending on April 13, 1998 (the "Expiration Date").



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          2.02.You grant the  Company  one (1)  option to extend  the term for a period of one year commencing April 14, 1998 (the "Option Year"). The Company may, in its sole discretion, exercise such option by giving you notice not later than March 13, 1998.

     3.   BASE SALARY

          3.01 The Company will pay you a base salary at the rate of $110,000 per year during the term of this agreement. Your base salary may be subject to such merit increases, if any, as the Company may determine in its sole discretion from time to time, based on its periodic review of your performance in accordance with its regular policies and procedures.

     4.   OTHER COMPENSATION; BENEFITS AND EXPENSES

          4.01 You shall be eligible to participate in all plans now existing or adopted in the future for the general benefit of all employees of the Company, such as pension plans, investment funds, and group or other insurance plans and benefits, to the extent that you are and remain eligible to participate, and subject to the provisions of such plans in effect from time to time. The Company reserves its right to modify, suspend or discontinue any and all such benefits at any time without recourse by you.

          4.02.The Company will reimburse you for your reasonable business expenses incurred in connection with the performance of your duties under this agreement, in accordance with the Company's general policies regarding expenses and expense accounting.

          4.03.All compensation payable to you under this agreement will be subject to applicable tax withholding.

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          4.04.During the first year of the term of this  agreement,  you should be entitled to 10 days of vacation. During the Option Year, if applicable, you shall be entitled to 15 days of vacation.

     5.   TERMINATION

          5.01.The term of this agreement will terminate at your death. The term may be terminated at the Company's option, by notice to you, as a result of your disability (defined in paragraph 5.02), for cause (defined in paragraph 5.03), or without cause (subject to the provisions of subparagraph 5.04(b)).

          5.02."Disability" means illness or other physical or mental disability or incapacity which, in the Company's judgment, has substantially prevented you from performing your duties during any period of 90 consecutive days or for 90 days during any period of 180 consecutive days, and which can reasonably be expected to continue in the judgment of a physician selected by the company. The Company will have the right to terminate your employment as a result of your disability by giving written notice to you not later than 30 days after the expiration of any such 90-day period.

          5.03."Cause" for termination means (i) fraud, embezzlement, or other misappropriation, (ii) your material breach of your obligations with respect to any rules or regulations of employment which may be adopted or amended from time to time by the Company, (iii) your failure to perform your duties, which failure is not cured within thirty (30) days after the date on which the Company gives you written notice of such failure, or (iv) your default of any obligations under this agreement (other than those specified in clauses (i) through (iii) above), which default is not cured within thirty (30) days

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               after the date on which the Company  gives you written  notice of such default. If your employment is terminated by the Company for
               cause,   the  Company's   obligations   to  you  will   terminate
               immediately except as expressly provided in subparagraphs 5.04(a) and (c).

          5.04.(a) If your employment is terminated during the term of this agreement by your voluntary action, death, or disability or by the Company for cause, the Company will pay, in lieu of any other payments hereunder (including bonus payments), your base salary that has actually accrued to the date of termination and any vacation pay that has accrued to that date and is payable under the Company's standard policies. You acknowledge that upon receipt of such payments pursuant to this subparagraph, the Company will have no further obligations to you under this agreement, except as provided under subparagraph 5.04(c).

               (b) If your employment is terminated during the term of this agreement other than by your voluntary action, death or disability, or by the Company for cause, you shall receive, in lieu of all amounts otherwise payable hereunder (including bonus payments), the balance of the base salary (excluding the Option Year salary if the Company has not yet opted for the Option Year at the time of termination) which would be payable during the remainder of the term, but in no event shall such amount be less than the base salary for six (6) months. Such payments will be made at the same intervals as they would have been made if this agreement had not been terminated. In addition, you shall receive any base salary that has actually accrued to the date of termination and any vacation pay that has accrued to that date and is payable under the Company's standard policies. You acknowledge that upon receipt of such payments pursuant to this subparagraph, the Company will have no further obligations to you

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               under  this  agreement,  except as  provided  under  subparagraph
               5.04(c).

               (c) If your employment is terminated for any reason, you will be entitled to any benefits then vested under benefit plans and otherwise payable in accordance with the provisions of the plan concerned.

               (d) In the event of any termination of your employment, this paragraph 5.04 will apply in place of any Company severance policies that might otherwise be applicable, and the Company will have no obligation to make any payments to you except those expressly prescribed in subparagraphs 5.04(a), 5.04(b), and 5.04(c).

     6.   RESTRICTIONS

          6.01.Without  limiting the generality of paragraph 1.02, you shall not engage or be financially interested, directly or indirectly, at any time during the term of this agreement, in any activity competitive with any business then carried on by the Company or by any other enterprise directly controlled by the Company. Notwithstanding the preceding sentence, you may own less than one percent (1%) of the number of shares outstanding of any
               securities   that  are  listed  for  trading  on  any  securities
               exchange.

          6.02.You  recognize  and  acknowledge  that  certain   information  is
               proprietary to and confidential with the Company, including without limitation the following: the Company's strategic and/or business plan, pending projects, projects in development, acquisition targets at both the individual project and corporate level, co-production arrangements, joint ventures, funding sources, distribution arrangements, the contacts at such entities and the financial terms of such agreements with the

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               Company (collectively,  "Confidential Information"). You will not directly or indirectly, on behalf of yourself or others, during or at any time after the termination of your providing services
               hereunder,   irrespective   of  time,   manner  or   reason   for
               termination,  disclose,  publish,  disseminate  or  utilize  such
               Confidential   Information,   or  any  part  thereof   except  in
               furtherance of the business of the Company. You will not remove or duplicate in any manner at any time any lists or other
               records,   or  any  parts   thereof,   concerning  the  Company's
               Confidential Information and upon termination of your employment will return to the Company any and all lists and records concerning the Company's Confidential Information thereof in your possession.

          6.03.(a) You agree that during the Term of your employment with the Company and for the two (2) years following termination of such employment, neither you nor any Related Person shall knowingly, either directly or indirectly, for yourself or for any other person or entity, enter into any agreement, or assist any other person or entity in entering into any agreement or other arrangement regarding any of the projects introduced to or acquired or developed by the Company during the term of your employment. The Company agrees that the restriction of this subparagraph 6.03 shall not apply to any project which was the subject of a written agreement between the Company and a third party, the term of which has ended, and which is not then the subject of a negotiation for an extended or new term. Your right to enter into an agreement or other arrangement regarding projects described by the previous sentence shall be subject to your obligation to send the Company notice of your intention to do so, and the Company's failure to commence negotiations for such project, within five (5) business days after receipt of such notice. "Related Person" shall mean any person or entity who or which, directly or indirectly, is controlled by you or any person who is a member of your family.

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               (b) You also agree that prior to the date twelve months after the date on which your employment with the Company is terminated neither you nor any entity with whom you are at the time affiliated shall, by virtue of any action taken or information supplied by you, directly or indirectly hire, offer to hire, entice away, or in any other manner persuade or attempt to persuade any officer, employee, agent, representative, customer or supplier of the Company to discontinue his or her relationship with the Company.

     7.   NOTICES

          7.01.All notices under this agreement shall be in writing and shall be given by courier or other personal delivery or by registered or certified mail at the appropriate address below or at a substitute address designated by written notice by the party concerned:.

                    TO YOU: The address shown above.

                    TO THE COMPANY: The address shown above.

               Each notice to the Company shall be addressed for the attention of its President and Chief Executive Officer and a copy of each such notice shall be sent to Rubin, Bailin, Ortoli, Mayer, Baker & Fry LLP, 405 Park Avenue, New York, New York 10022, Attention:
               Marc L. Bailin, Esq. Notices shall be deemed given when mailed or, if personally delivered, when so delivered, except that a notice of change of address shall be effective only from the date of its receipt.

     8.   MISCELLANEOUS

          8.01 This agreement supersedes all previous agreements between the parties hereto, and contains the entire understanding

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               of the  parties  relating  to its  subject  matter.  No change or termination of this agreement will be binding upon the Company unless it is made by an instrument signed by an officer of the Company. No change of this agreement will be binding upon you unless it is made by an instrument signed by you. A waiver by either party of any provision of this agreement in any instance shall not be deemed to waive it for the future. All remedies, rights, undertakings, and obligations contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, or ligation of either party.

          8.02 The Company may assign its rights under this agreement in whole or in part to any subsidiary, affiliated or controlling corporation, to any entity owning or acquiring a substantial portion of the stock or assets of the Company, or to any partnership or other venture in which the Company participates, provided that no such assignment shall relieve the Company of any obligations hereunder. You shall not assign any of your rights or delegate any of your duties under this agreement without the prior express written consent in each instance of the Company.

          8.03.Neither party will be entitled to recover damages or to terminate the term of this agreement by reason of any breach by the other party of its material obligations hereunder, unless the other party has failed to remedy such breach within a reasonable time after it has been given notice of such breach. In any action or proceeding against the Company for breach of this agreement by reason of termination, damages shall in no event exceed lost salary under paragraph 3.01, and you shall have the obligation to locate new employment and, upon re-employment, to offset amounts earned against any amounts due under this agreement.


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          8.04 You hereby  warrant  and  represent  that you have full power and authority to enter into this agreement and that your execution, performance and delivery of this agreement will not (a) violate, conflict with, or result in the breach of any terms, conditions, covenants, or provisions of, or constitute a default under, any agreement to which you are a party or (b) violate the rights of any party. Notwithstanding anything in paragraph 8.03 to the contrary, you will at all times indemnify and hold harmless the
               Company   from  and  against   any  and  all   claims,   damages,
               liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of any breach or alleged breach by you of the warranties and representations made by you in this agreement or any other act or omission by you.

          8.05.THIS  AGREEMENT  HAS BEEN  ENTERED INTO IN THE STATE OF NEW YORK,
               AND THE VALIDITY, INTERPRETATION AND LEGAL EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. THE NEW YORK COURTS (STATE AND FEDERAL) WILL HAVE EXCLUSIVE JURISDICTION OF ANY CONTROVERSIES REGARDING THIS AGREEMENT; ANY ACTION OR OTHER PROCEEDING WHICH INVOLVES SUCH A CONTROVERSY WILL BE BROUGHT IN THOSE COURTS, IN NEW YORK COUNTY, AND NOT ELSEWHERE. ANY PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY, AMONG OTHER METHODS, BE SERVED UPON YOU BY DELIVERING IT OR MAILING IT, BY REGISTERED OR CERTIFIED MAIL, DIRECTED TO THE ADDRESS FIRST ABOVE WRITTEN OR SUCH OTHER ADDRESS AS YOU MAY DESIGNATE PURSUANT TO ARTICLE 7.

          8.06.The provisions of this agreement will survive any termination of your employment, unless the context requires otherwise.

          8.07 If any provision of this agreement or the application thereof is held invalid, the invalidity shall not affect other


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               effect without the invalid  provisions or  application,  and to t his end the provisions of this agreement are declared to be severable.

          8.08 This agreement shall not become effective until executed by both parties. IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                            LANCIT MEDIA ENTERTAINMENT, LTD.


                                            BY: /s/SUSAN L. SOLOMON
                                                         Authorized Officer

                                            EMPLOYEE:


                                             /s/ IRENE MINETT
                                            Name:IRENE MINETT


                                            Social Security Number: ###-##-####